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                                                                 EXHIBIT (10)(i)

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             _____________________

                                  FORM 8-A/A

                                AMENDMENT NO. 3

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              THE MEAD CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Ohio                                         31-0535759
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

Mead World Headquarters,
Courthouse Plaza Northeast
Dayton, Ohio                                                     45463
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

 If this form relates to the registration      If this form relates to the
 of a class of securities pursuant to          registration of a class of
 Section 12(b) of the Exchange Act and is      securities pursuant to Section
 effective pursuant to General Instruction     12(g) of the Exchange Act and
 A.(c), please check the following box. [X]    is effective pursuant to General
                                               Instruction A.(d), please check
                                               the following box. [_]

Securities Act registration statement file number to which this form relates:
      N/A
---------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered
     -------------------                       ------------------------------

     Common Share Stock Purchase               New York Stock Exchange
      Rights (Pursuant to Rights               Pacific Stock Exchange
      Agreement dated as of                    Chicago Stock Exchange
      November 9, 1996 and amended
      as of December 7, 1999 and
      February 16, 2000 and
      Certificate of Adjustment
      dated as of November 1, 1997)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of Class)

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                        This Registration Statement on Form 8-A/A amends and
              restates the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by The Mead Corporation (the "Company") on November 13, 1996 (the "Original Form 8-A") relating to the rights distributed to the stockholders of the Company (the "Rights") in connection with the Rights Agreement (the "Rights Agreement"), dated as of November 9, 1996, between the Company and BankBoston, N.A. (as successor to The First National Bank of Boston) (the "Rights Agent"), as Rights Agent. On December 7, 1999, the Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement, which is incorporated herein by reference. On February 16, 2000, the Company and the Rights Agent entered into Amendment No. 2 to the Rights Agreement, which is included as Exhibit 4 hereto and is incorporated herein by reference.

              Item 1.   Description of Securities To Be Registered.
                        ------------------------------------------

                             On November 9, 1996, the Board of Directors of The
              Mead Corporation, an Ohio corporation (the "Company"), authorized and granted to each holder of a Common Share, without par value, of the Company (the "Common Shares") outstanding at the close of business on November 14, 1996 (the "Record Date") one Right for each Common Share held as of the Record Date. At such time, each Right entitled the registered holder to purchase from the Company one Common Share (or, in certain other circumstances, other consideration) at a price of $200 (the "Purchase Price"), subject to adjustment in certain circumstances. The Purchase Price may be paid, at the election of the registered holder, in cash, Common Shares or a combination thereof.

                        The description and terms of the Rights are set forth in
              a Rights Agreement, dated as of November 9, 1996 (the "Rights Agreement"), between the Company and the First National Bank of Boston, a Certificate of Adjustment dated as of November 1, 1997, Amendment No. 1 (the "Amendment No. 1") dated as of December 7, 1999, between the Company and BankBoston, N.A. (as successor to The First National Bank of Boston), as Rights Agent and Amendment No. 2 (the "Amendment No. 2") dated as of February 16, 2000, between the Company and BankBoston, N.A.

                        Initially, the Rights are attached to the certificates
              representing outstanding Common Shares, and no separate certificates evidencing the Rights (the "Rights Certificates") have been distributed. Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (the "Share Acquisition Date"), (ii) ten Business Days following the commencement of (or public announcement of the intent to commence) a tender offer or exchange offer by any person or group if upon consummation thereof, such person or group would be the beneficial owner of 20% or more of the outstanding Common Shares or (iii) ten days following a determination by the Board of Directors of the Company that any Person is an Adverse Person (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced by the Common Share certificates. The Board of Directors of the Company will declare any Person to be an Adverse Person upon their determination that such Person has become the Beneficial Owner of a substantial amount (i.e., not less than 10%)
                                                        ---
              of the Common Shares then outstanding and upon the determination by a majority of the independent Directors that: (i) such Beneficial Ownership is intended to cause the Company to repurchase the Common Shares owned by such Person or to cause pressure on the Company to take action intended to provide such person

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with short-term financial gain which, in their determination, is not in the best long-term interests of the Company and its shareholders or (ii) such Beneficial Ownership is reasonably likely to cause a material adverse impact on the business of the Company.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Share certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, Right Certificates will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on November 14, 2006, unless earlier redeemed or extended by the Company as described below.

         In the event that (i) a person or group becomes an Acquiring Person (other than pursuant to an offer for all outstanding Common Shares at a price and on terms which a majority of the independent Directors determine to be adequate and otherwise to be in the best interests of shareholders) or (ii) the Board of Directors of the Company declares a Person to be an Adverse Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two (2) times the exercise price of the Right. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person shall immediately become null and void.

         In the event that following the Share Acquisition Date, (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of its Common Shares are changes or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (except with respect to clause (i) and (ii), a "cleanup" merger which follows an offer described in the preceding paragraph), the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof, Common Shares of the acquiring company having a value equal to two (2) times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of Common Shares issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or securities convertible into Common Shares at less than the current market price of the Common Shares, or (iii) upon the distribution to

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holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

         At any time after the date of the Rights Agreement until ten days following the Share Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at the then current redemption price per Right, payable in cash or stock (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The foregoing notwithstanding, the Rights may not be redeemed at any time subsequent to the Board of Directors' determination that any Person is an Adverse Person.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that a Triggering Event shall occur.

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights; provided, however, that no amendment may be made at such
                      --------  -------
time as the Rights are not redeemable.

         As of November 5, 1996, there were 52,261,831 Common Shares outstanding, 13,964,589 shares held in the treasury and 8,845,593 Common Shares authorized for issuance upon exercise of options granted under the Company's employee benefit plans. Each outstanding Common Share on November 14, 1996, will receive one Right. As long as the Rights are attached to the Common Shares and in certain other circumstances specified in the Rights Agreement, the Company will issue one Right for each Common Share issued on or after November 14, 1996.

         The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to ten days following the Share Acquisition Date redeem all but not less than all the then outstanding Rights.

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         On November 1, 1997, the Board of Directors of the Company declared a two-for-one stock split to be effectuated through the distribution on December 1, 1997 of one Common Share to the holder of record of each Common Share outstanding at the close of business on November 12, 1997 (the "Share Distribution"). Certain computational adjustments under the Rights Agreement are required as a consequence of the Share Distribution.

         Pursuant to Sections 11, 12 and 23 of the Rights Agreement, effective as of the close of business on November 12, 1997: (a) the Purchase Price will be adjusted from $200 to $100; (b) the Redemption Price will be adjusted from $0.01 to $0.0O5; and (c) the number of Rights outstanding will be adjusted, in lieu of any adjustment in the number of Common Shares issuable upon the exercise of a Right, by issuing one new Right attached to each Common Share in the Share Distribution.

         A copy of Amendment No. 2 is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 2.  Exhibits.
         --------

      1 Rights Agreement, dated as of November 9, 1996, between The Mead Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent, including the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the earlier of (i) the tenth day after the Share Acquisition Date (ii) the tenth Business Day after the date of the commencement of a tender or exchange offer by any person or group of affiliated or associated persons, if upon consummation thereof, such person or group would be the beneficial owner of 20% or more of such outstanding Common Shares or (iii) the tenth day after the Board of Directors determines that a person is an Adverse Person. (Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated November 13, 1996.)

      2 Certificate of Adjustment dated as of November 1, 1997 made by the Mead Corporation in accordance with the Rights Agreement. (Incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A-1 dated November 3, 1997.)

      3  Amendment No. 1 to the Rights Agreement, dated as of December 7,
         1999, between The Mead Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent. (Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A/A-1 dated December 15, 1999.)

      4 Amendment No. 2 to the Rights Agreement, dated as of February 16, 2000, between The Mead Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent.

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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 6, 2000                           THE MEAD CORPORATION

                                                 By: /s/ Timothy R. McLevish
                                                    ----------------------------
                                                 Name:  Timothy R. McLevish
                                                 Title: Vice President and Chief
                                                        Financial Officer

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                                 EXHIBIT INDEX
                                 -------------

Exhibit   Description
-------   -----------

  1 Rights Agreement, dated as of November 9, 1996, between The Mead Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent, including the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the earlier of (i) the tenth day after the Share Acquisition Date (ii) the tenth Business Day after the date of the commencement of a tender or exchange offer by any person or group of affiliated or associated persons, if upon consummation thereof, such person or group would be the beneficial owner of 20% or more of such outstanding Common Shares or (iii) the tenth day after the Board of Directors determines that a person is an Adverse Person. (Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated November 13, 1996.)

  2 Certificate of Adjustment dated as of November 1, 1997 made by the Mead Corporation in accordance with the Rights Agreement. (Incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A-1 dated November 3, 1997.)

  3 Amendment No. 1 to the Rights Agreement, dated as of December 7, 1999, between The Mead Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent. (Incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A/A dated December 15, 1999.)

  4 Amendment No. 2 to the Rights Agreement, dated as of February 16, 2000, between The Mead Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent.

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                    AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT
                    ---------------------------------------

         Amendment No. 2 to the Rights Agreement, dated as of February 16, 2000
                                                                       --
(the "Amendment"), by and between The Mead Corporation, an Ohio corporation (the "Company"), and BankBoston, N.A. (formerly The First National Bank of Boston), a national banking association organized under the laws of the United States of America, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent entered into a Rights Agreement on November 9, 1996 and Amendment No. 1 on December 7, 1999 thereto (collectively, the "Agreement");

         WHEREAS, pursuant to Section 26 of the Agreement, the Company has determined to modify the terms of the Agreement in certain respects.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended in the following manner:

     Section 1. Amendment of Reservation and Availability of Common Shares.
                ----------------------------------------------------------
Section 9(a) of the Agreement is hereby amended in its entirety to read as follows:

     "The Company covenants and agrees that from after the time that the Rights first become exercisable and except as provided in Section 11(a)(iii) or in the following sentence, the Company will cause to be reserved and kept available for issuance upon exercise of the Rights out of its authorized and unissued Common Shares or Common Shares held in its treasury, all Common Shares which are not reserved for other purposes. The foregoing notwithstanding, if at the time the Rights first become exercisable (other than as a result of a Triggering Event), the sum of the number of authorized, but unissued Common Shares and the number of Common Shares held in treasury (including for this purpose the number of authorized, but unissued shares or treasury shares reserved for issuance upon exercise of the Rights) minus the number of Common Shares (whether authorized, but unissued shares or treasury shares) reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights for Common Shares, each Right shall thereafter be exercisable for a fraction of a

     Common Share and such other consideration designated by the Board of Directors of the Company which the Board of Directors of the Company has determined, based on the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company, to have a value equal to the Common Share (or fraction thereof) for which the Right may otherwise have been exercisable. Common Shares shall not be deemed reserved hereunder and, as such, unavailable for other purposes, unless and until the Rights first become exercisable. The provisions of this Section 9(a) shall be interpreted in a manner consistent with Section 11(a)(iii)".

     Section 2. Amendment of Appointment of Rights Agent. Section 2 of the
                ----------------------------------------
Agreement is hereby amended by inserting the following which appears at the end thereof:

     ", upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent".

     Section 3. Amendment of Concerning the Rights Agent. Section 18 is hereby
                ----------------------------------------
amended by inserting the word "gross" in front of the words "negligence, bad faith or willful misconduct" in the tenth line of Section 18.

     Section 4. Amendment of Duties of Rights Agent. Section 20(c) is hereby
                -----------------------------------
amended by inserting the word "gross" in front of the words "negligence, bad faith or willful misconduct" in the second line of Section 20.

     Section 5. Changing the Name of Rights Agent. All references in the
                ---------------------------------
Agreement to "The First National Bank of Boston" are hereby amended to read "BankBoston, N.A."

     Section 6. "Agreement" as Amended. The term "Agreement" as used in the
                 ---------------------
Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

     Section 7. Effectiveness. This Amendment shall be effective as of the date
                -------------
first written above, and except as set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

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     Section 8. Counterparts. This Amendment may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the date first written above.

                                                THE MEAD CORPORATION

                                                By: /s/ TIMOTHY R. MCLEVISH
                                                   ------------------------
                                                Name:  Timothy R. McLevish
                                                Title: Vice President and CFO

                                                BANKBOSTON, N.A.

                                                By: /s/ TYLER H. HAYNES
                                                   --------------------
                                                Name:  Tyler H. Haynes
                                                Title: Director, Client Services

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